UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On July 29, 2015, Immune Pharmaceuticals, Inc. (the “Company”) and Immune Pharmaceuticals USA Corp. entered into a Loan and Security Agreement (the “Loan”) with Hercules Technology Growth Capital, Inc. (the “Lender”) to borrow $4,500,000, with a Company option to borrow an additional $5,000,000 prior to June 15, 2016, subject to certain clinical milestones and other conditions.

The Loan includes customary representations, warranties and restrictive covenants, including certain restrictions on the Company’s ability to incur liens and indebtedness.  In connection with the Loan, the Company has issued to Lender a five-year warrant to purchase an aggregate of 214,853 shares of our common stock, par value $0.0001 per share (the “Common Stock”) (or 279,412 if we close on the additional $5,000,000 loan), at an exercise price of $1.70 per share, subject to certain adjustments, including, if lower, the effective price of any financing occurring six months after the issuance date.

The Loan is secured by a first priority perfected security interest in all tangible and intangible assets of the Company and its subsidiaries, senior to all indebtedness. The interest rate on the Loan is calculated at the greater of 10% and the prime rate plus 5.25%. The Loan can be repaid in interest only installments for up to 18 months following the closing subject to certain conditions being satisfied.

The Loan can be prepaid by the Company at any time, subject to certain prepayment penalties.  The Lender will have the ability to convert up to $1,000,000 of the loan in any subsequent institutionally led Company financing on the same terms, conditions and pricing of such subsequent financing.

TriPoint Global Equities, LLC acted as sole placement agent for the offerings for which it received $315,500 upon the closing of the Loan and warrants to purchase an aggregate of 350,000 shares of common stock, at an exercise price of $1.78 per share, exercisable commencing six months following the issuance date and ending five years following the issuance date.

Copies of the Loan and Security Agreement and the form of warrant are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Loan and Security Agreement, the warrant and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 4.1, respectively.

Registered Direct Offering and Concurrent Private Placement

On July 28, 2015, the Company entered into Stock Purchase Agreements (the “Purchase Agreements”) with a single institutional investor (the “Investor” or “holder”) pursuant to which the Company agreed to issue and sell up to an aggregate of 947 shares of the Company’s newly designated Series D Redeemable Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series D Preferred Stock”), convertible into shares of the Company’s Common Stock, at a fixed conversion price of $2.50 per share (the “Conversion Price”), at a purchase price of $10,000 per share with a 5% original issue discount, for total gross proceeds of $9.0 million with a 5% original issue discount, or the sale of approximately $9.47 million, subject to the terms and conditions described herein.

An aggregate of 444 shares of Series D Preferred Stock, at a purchase price of $10,000 per share with a 5% original issue discount, were offered and sold in a registered direct offering pursuant to the Company’s “shelf” registration statement (File No. 333-198647), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on October 28, 2014.

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An aggregate of 503 shares of Series D Preferred Stock, at a purchase price of $10,000 per share with a 5% original issue discount, were offered and sold in a concurrent private placement. In addition, the Company agreed to issue and sell additional 316 shares of Series D Preferred Stock for a gross proceeds of $3.0 million (with a 5% original issue discount) to be issued and sold upon the satisfaction of certain customary closing conditions for transactions of this type as well as (i) approval by the Company’s stockholders of issuance of shares of Common Stock in accordance with the requirements of NASDAQ Listing Rule 5635(d) and (ii) a registration statement registering the shares of Common Stock issuable under the terms of the Series D Preferred Stock becomes effective.

The net proceeds of the transactions described in this Current Report on Form 8-K are intended to be used to finance clinical trials and other research and development expenditures, to payoff our obligations under our outstanding loan with MidCap Financial Trust and for general corporate purposes, including working capital.

Chardan Capital Markets, LLC and Roth Capital Partners LLC acted as co-placement agents for the offerings for which they received an aggregate of $630,000 upon the closing of the transactions contemplated hereby and warrants to purchase an aggregate of 275,000 shares of common stock, at an exercise price of $2.50 per share, exercisable commencing six months following the issuance date and ending five years following the issuance date.

The terms of the Series D Preferred Stock are set forth in a Certificate of Designations of Preferences, Rights and Limitations of Series D Redeemable Convertible Preferred Stock (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware at closing.  A summary of the material terms of the Series D Preferred Stock is set forth below.

Designation and Ranking.  The Company has designated 12,000 shares of Series D Preferred Stock.  The Series D Preferred Stock will rank (i) (a) senior to our Common Stock; (b) senior to any other series of preferred stock, as set forth in the Certificate of Designations with respect to such preferred stock; and (c) junior to all of our existing and future indebtedness. Without the prior written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock (voting separately as a single class), we may not issue any additional shares of Series D Preferred Stock, or any other preferred stock that is pari passu or senior to the Series D Preferred Stock with respect to any rights for a period of six months after the issuance date, in each case, as to dividend rights and rights upon liquidation, winding-up or dissolution.

Maturity. Six and one half years after the issuance date.

Voting.  The Series D Preferred Stock does not have any voting rights, including with respect to the election of directors, except as required by law; provided, however, we will not, without the affirmative approval of the holders of a majority of the shares of the Series D Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the certificate of designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series D Preferred Stock, (iii) amend our certificate of incorporation or other charter documents in breach of any of the provisions of the certificate of designations, (iv) increase the authorized number of shares of Series D Preferred Stock or (v) enter into any agreement with respect to the foregoing.

Dividends.  The Holder of the Series D Preferred Stock is entitled to accrued dividends in the amount of 8.0% per annum, subject to certain upward or downward adjustments with a maximum dividend rate of 15.0% and a minimum dividend rate of 0.0% as defined in the Purchase Agreements, payable upon redemption, upon conversion and when, as and if declared by our board of directors.

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Conversion.  Each share of Series D Preferred Stock will be convertible into shares of Common Stock at a fixed conversion rate of $2.50 per share. The Series D Preferred Stock is convertible, in whole or in part, at any time after the issuance, at the option of the holder, into such number of shares of common stock equal to $10,000 per share of Series D Preferred Stock, or the Face Value, multiplied by the number of shares of Series D Preferred Stock divided by the conversion rate of $2.50. The Series D Preferred Stock may also be converted into shares of common stock at our option if the Equity Conditions, as defined in the Certificate of Designations, are met. Upon conversion, we shall pay the holders of the Series D Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise issued if they had been held through the maturity date.

Shares of Series D Preferred Stock shall mature six and one half years following the issuance date, at which time such shares will automatically convert into shares of Common Stock. However, we may redeem in cash at maturity, at our option, an amount per share equal to 100% of the liquidation value for the shares being redeemed.

The dividends and conversion premium may be paid in cash or, at our option, shares of common stock. If we elect to pay the dividends or conversion premium amount in the form of common stock, the number of shares to be issued shall be calculated by using: (i) if there is no triggering event (as such term is defined in the Certificate of Designations), 90.0% of the average of the five lowest individual daily volume weighted average prices during the applicable measurement period, which may be non-consecutive, less $0.05 per share of common stock, not to exceed 100% of the lowest sales price on the last day of such measurement period, less $0.05 per share of common stock, or (ii) following any triggering event, 80.0% of the lowest daily volume weighted average price during any measurement period, less $0.05 per share of common stock, not to exceed 80.0% of the lowest sales price on the last day of any measurement period, less $0.05 per share of common stock.

Liquidation Rights.  Upon any liquidation, dissolution or winding up, the holders of Series D Preferred Stock will be entitled to be paid out of our assets available for distribution to our stockholders, pari passu with holders of our preferred stock and common stock an amount equals to $10,000.00, plus any accrued but unpaid dividends thereon.

Redemption.  We have the right, at our option, to redeem for cash all or a portion of the Series D Preferred Stock at a price 100% of the Face Value plus the conversion premium minus any dividends have previously been paid with respect to the Series D Preferred Stock being redeemed.

Credit Risk Adjustment. The dividend rate will adjust (i) downward by an amount equal to 100 basis points for each amount, if any, equal to $0.10 per share of common stock that the volume weighted average price of our common stock on any trading day rises above $3.30, down to a minimum of 0.0%; and (ii) upward by an amount equal to 150 basis points for each amount, if any, equal to $0.10 per share of common stock that volume weighted average price of our common stock on any trading day falls below $1.90, up to a maximum of 15.0%.

In addition, the dividend rate will adjust upward by 10.0% upon any triggering event.

Issuance Limitation.  The holder of the Series D Preferred Stock will be prohibited from converting shares of Series D Preferred Stock into shares of our common stock if, as a result of the conversion, the holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding, which is referred to herein as the “Beneficial Ownership Limitation”.

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We will not issue any shares of common stock pursuant to the Certificate of Designations if the issuance of such shares, collectively with certain additional shares of Common Stock issued or issuable pursuant other Company’s transactions that are aggregated under the NASDAQ Listing Rules, would exceed the aggregate number of shares of common stock we may issue upon conversion of the Series D Preferred Stock without breaching our obligations under NASDAQ Listing Rule 5635(d), except that such limitation will not apply (i) following stockholders approval in accordance with the requirements of NASDAQ Listing Rule 5635(d) or a waiver from NASDAQ of Listing Rule 5635(d), or the Approval, or (2) if the holder of the Series D Preferred Stock or we obtain a written opinion from counsel that such Approval is not required.

No Short Selling. Neither the Investor nor any affiliate will engage in or effect, directly or indirectly, any short sale of common stock, except upon the occurrence of certain triggering events.

Triggering Events. The dividend rate will adjust upward by 10.0%, upon the occurrence of certain triggering events, including our uncured breach of the Certificate of Designations and any transaction documents, the occurrence of certain defaults under our material agreements, the suspension of our NASDAQ listing, bankruptcy, the appointment of receiver, our failure to timely file report under the Securities Exchange Act of 1934, as amended, or the unenforceability of any material provision of the Certificate of Designations.

The Purchase Agreements also contains representations, warranties and covenants customary for transactions of this type.

Registration Rights

In connection with the concurrent private placement, the Company also agreed to prepare and file within 30 days a registration statement on Form S-3 covering the resale by the Investor the shares of Common Stock issuable upon conversion or redemption of the Series D Preferred Stock to be sold under the Purchase Agreement and shares of Common Stock that may be issued in payment of dividends thereon.

  Copies of the Certificate of Designations the Purchase Agreements with respect to the offerings are attached hereto as Exhibit 3.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Certificate of Designations, the Purchase Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 3.1, Exhibit 10.1 and Exhibit 10.2, respectively.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the validity of the issuance and sale of the Series D Preferred Stock in the registered direct offering is attached as Exhibit 5.1 hereto.

Voting Agreement

In connection with the consummation of the offerings described above, stockholders of the Company, representing close to 50% of the outstanding shares of the Company’s common stock (on an as-converted basis, together with the Company’s outstanding Series C 8% Preferred Stock) as of July 28, 2015, agreed, among other things, to appear at any meeting of stockholders of Company and have the shares beneficially owned by them to be counted as present thereat for the purpose of establishing a quorum and to vote the shares beneficially owned by them (a) in favor of the approval of the Purchase Agreements, the transactions contemplated thereby and the issuance of the shares to the Investor, and (b) against any proposal, action or transaction involving Company, which proposal, action or transaction would impede, frustrate, prevent or materially delay the consummation of such transactions, including the sale and issuance of shares to the Investor.

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The foregoing description of the Voting Agreement is attached as Exhibit 10.4 hereto and is incorporated herein by reference. The foregoing description of the Voting Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to Exhibit 10.4

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the warrant is hereby incorporated by reference into this Item 3.02. The issuance of the warrant was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The information set forth in Item 1.01 regarding the issuance of Series D Preferred Stock pursuant to the Purchase Agreement for the concurrent private placement is incorporated into this Item 3.02 by reference.  The issuance of Series D Preferred Stock pursuant to such Purchase Agreement will be made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) under the Securities Act, based upon representations made to the Company by the Investor in the Purchase Agreement in connection with the concurrent private placement.

Item 3.03.	Material Modifications of Rights of Securities Holders.

The information set forth above and referenced under Item 1.01 that relates to the Certificate of Designations is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth above and referenced under Item 1.01 that relates to the Certificate of Designations is hereby incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On July 29, 2015, the Company issued a press release announcing the entry into definitive agreements and the initial closing of the transactions described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series D Redeemable Convertible Preferred Stock.

4.1	Form of Warrant to be issued to Hercules Technology Growth Capital, Inc. (July 2015).

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Loan and Security Agreement, dated July 29, 2015, by and among Immune Pharmaceuticals Inc. and Immune Pharmaceuticals USA Corp., Immune Pharmaceuticals Ltd., as guarantor, and Hercules Technology Growth Capital, Inc., as agent for itself and lender.

10.2	Stock Purchase Agreement, dated as of July 28, 2015, by and between Immune Pharmaceuticals Inc. and the investor named therein (registered direct offering).

10.3	Stock Purchase Agreement, dated as of July 28, 2015, by and between Immune Pharmaceuticals Inc. and the investor named therein (private placement).

10.4	Form of Voting Agreement.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1)

99.1	Press release, dated July 29, 2015.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  This information may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different than the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2015, as amended on April 30, 2015.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact be accurate.  Further, the Company does not undertake any obligation to publicly update any forward-looking statements.  As a result, you should not place undue reliance on these forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: July 29, 2015	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer

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